Exhibit 23.2

PARKER RANDALL CF (H.K.) CPA LIMITED
Room 201, 2/F., Two Grand Tower, 625 Nathan Road, Kowloon. Tel : 35763455 Fax : 26251263

To:	Richard I Anslow
Attorney at Law
Anslow & Jaclin LLP
195 Route 9
South Manalapan
	NJ 07726	May 11, 2010

Dear Anslow,

We have reviewed the Form S-1 and the financial footnotes. No further comment is needed to be highlighted for your attention. We, as company's auditor, hereby make consent for the filing.

Best regards,

/s/ Parker Randall CF
Parker Randall CF (H.K.) CPA Limited